UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

                                                                    N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On November 28, 2018, the Board of Directors (the “Board”) of Old Line Bancshares, Inc. (the “Company”) declared a dividend payment of $0.10 per common share to stockholders of record on December 14, 2018, with a payment date of December 28, 2018.

Section 8-Other Events

Item 8.01 Other Events.

On November 28, 2018, the Board approved the Company’s repurchase of up to 850,000 of its outstanding shares of common stock. This repurchase approval replaces the previous authorization for the Company to repurchase up to 500,000 shares of its common stock, approved on February 25, 2015, pursuant to which there were 160,763 shares remaining available to be repurchased, which prior authorization was terminated upon approval of the new repurchase authorization. Shares of common stock may be purchased from time to time, in open market purchases, unsolicited or solicited privately negotiated transactions, or in such other manner as will comply with applicable laws, rules, and regulations, including pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as market conditions warrant. Such stock repurchases, if and when commenced, may be suspended or discontinued at any time and for any reason. The Company is not obligated to repurchase any particular number of shares or any shares in any specified time period. Any repurchased shares will return to the status of authorized but unissued shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: November 28, 2018	By: /s/ Elise M. Hubbard
Elise M. Hubbard, Executive Vice President and Chief Financial Officer